Exhibit 99.3

INSPIRED ANNOUNCES CLOSING OF PUBLIC OFFERING

New York, June 1, 2021 – Inspired Entertainment, Inc. (“Inspired”) (NASDAQ: INSE) announced today the closing of an underwritten public offering by The Landgame Trust (Evan Davis, Trustee) (the “Selling Stockholder”) of 5,406,633 shares of its common stock at a price to the public of $9.25 per share. The Selling Stockholder also granted the underwriters an option to purchase up to an additional 810,995 shares at the public offering price, less underwriting discounts and commissions, which was exercised in full by the underwriters on May 26, 2021. The closing for the additional shares also occurred on the date hereof.

Inspired did not issue or sell any shares of common stock in the offering and did not receive any proceeds from the sale of the shares of common stock sold by the Selling Stockholder.

B. Riley Securities and Macquarie Capital acted as the bookrunners for the offering, and Craig-Hallum, Roth Capital Partners and Union Gaming acted as co-managers.

Registration statements (including amendments thereto) relating to these securities have been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) (SEC File Nos. 333-217215 and 333-256175). The offering was made only by means of a prospectus supplement and accompanying prospectus. You may obtain a copy of the preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectus related to the offering for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectus may be obtained from B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, email: prospectuses@brileyfin.com, telephone: (800) 903-3268.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across land-based and mobile channels around the world. Inspired’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. Inspired operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for more than 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; digital games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 gaming terminals. Additional information can be found at www.inseinc.com.

Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward looking statements should not be relied upon as representing Inspired’s views as of any subsequent date, and Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2020 (as amended by Amendment No. 1 on Form 10-K/A), and quarterly report on Form 10-Q for financial quarter ended March 31, 2021, both of which are available, free of charge, on the SEC’s website at www.sec.gov.

Contact:

For Investors

Aimee Remey

aimee.remey@inseinc.com

+1 646 565-6938